Exhibit 99.1
FOR IMMEDIATE RELEASE
July 20, 2018

Contact:
Daryl G. Byrd, President and CEO (337) 521-4003
Jefferson G. Parker, Vice Chairman, Director of Capital Markets and Investor Relations (504) 310-7314

IBERIABANK Corporation Reports Second Quarter Results

LAFAYETTE, LOUISIANA -- IBERIABANK Corporation (NASDAQ: IBKC), holding company of the 131-year-old IBERIABANK (www.iberiabank.com), reported financial results for the second quarter ended June 30, 2018. For the quarter, the Company reported net income available to common shareholders of $74.2 million, or $1.30 diluted earnings per common share (“EPS”). On a non-GAAP basis, EPS excluding non-core revenues and non-core expenses ("Core EPS") in the second quarter of 2018 was $1.71 per common share, compared to $1.10 in the year-ago period, an increase of 55% (refer to press release supplemental tables for a reconciliation of GAAP to non-GAAP metrics).

Daryl G. Byrd, President and Chief Executive Officer, commented, “Our strong financial performance this quarter is the result of solid franchise momentum, growth in loans and deposits, and a pickup in our fee income businesses. Building upon the client growth we have achieved, and managing expenses remain our fundamental objectives and key to successfully achieving earnings expectations for 2018 and beyond.

We are proud of our diversified franchise, and we have the right team and platforms in place to drive outstanding client growth amongst favorable economic conditions. We remain laser-focused on delivering sustainable, profitable returns for our shareholders, and we believe that our 2018 financial performance will position us to achieve or exceed our 2020 Strategic Goals," Byrd continued.

Highlights for the second quarter of 2018 and at June 30, 2018:

On a linked quarter basis, both GAAP and Core EPS significantly improved, driven by increases in loan interest income as a result of higher loan yields and a seasonal improvement in our fee income businesses in the second quarter. Merger-related expenses, branch closure expenses and an adjustment to provisional tax amounts comprised the majority of the variance between GAAP and Core EPS. Return metrics and efficiency ratios significantly improved in the current quarter primarily as a result of revenue growth.

	For the three months ended
	GAAP		Non-GAAP Core
	2Q18	1Q18	2Q18	1Q18
Earnings Per Common Share	$1.30	$1.10	$1.71	$1.37
Return on Average Assets	1.01%	0.92%	1.32%	1.13%
Return on Average Common Equity	7.87%	6.79%	10.30%	8.45%
Return on Average Tangible Common Equity	N/A	N/A	16.70%	13.83%
Efficiency Ratio	63.5%	67.9%	56.6%	61.1%
Tangible Efficiency Ratio (TE)	N/A	N/A	54.3%	58.8%

•	Revenue growth and cost containment relative to the linked quarter produced positive operating leverage multiples of 3.8 on a GAAP basis and 5.4 on a Core basis.

•
The Company's reported and cash net interest margins improved 9 and 7 basis points on a linked quarter basis, to 3.76% and 3.49%, respectively, primarily driven by $7.4 million (or $0.10 impact to EPS after-tax, 11 basis points impact to reported net interest margin) of higher recoveries and incremental accelerated accretion on acquired loans, as well as rising short-term interest rates.

•
Non-interest income in 2Q18 increased $9.4 million, or 21%, on a linked quarter basis, primarily as a result of seasonal growth in the Company's fee income businesses, including increases in mortgage income and title revenue.

•
Non-interest expense increased $8.6 million on a linked quarter basis, primarily due to increased salary and employee benefits expenses and branch closure expenses. 2Q18 non-interest expense included $14.3 million in pre-tax merger-related expense ($0.20 impact to EPS after-tax), compared to $16.2 million ($0.23 impact to EPS after-tax) in 1Q18.

•	Total loan growth was $369.7 million, or 1.7% (6.8% annualized rate), in 2Q18.

•	Total deposits increased $459.3 million, or 2.0% (8.0% annualized rate), in 2Q18.

•	Credit metrics remain stable. Net charge-offs were $11.7 million, of which $4.2 million was covered by specific reserves recorded in prior periods.

•
Income tax expense was impacted by a $6.6 million (or $0.12 impact to EPS) write-down of deferred tax assets associated with the finalization of the accounting for the Sabadell acquisition and the related impact of the Tax Cuts and Jobs Act (the "Tax Act") on those adjustments.

•	Integration and assimilation of both Sabadell and Gibraltar remain on track and performing in-line with original expectations.

•
On May 10, 2018, the Board of Directors of the Company authorized the repurchase of up to 1,137,500 shares of the Company's common stock. During 2Q18, the Company repurchased 400,000 common shares at a weighted average price of $76.67 per common share.

Table A - Summary Financial Results
(Dollars in thousands, except per share data)

	For the Three Months Ended
	6/30/2018	3/31/2018	% Change	6/30/2017	% Change
GAAP BASIS:
Income available to common shareholders	$74,175	$60,023	23.6	$51,069	45.2
Earnings per common share - diluted	1.30	1.10	18.2	0.99	31.3

Average loans and leases, net of unearned income	$21,830,720	$20,181,390	8.2	$15,284,007	42.8
Average total deposits	23,155,871	21,777,634	6.3	17,160,848	34.9
Net interest margin (TE) (1)	3.76%	3.67%		3.71%

Total revenues (2)	$310,053	$277,455	11.7	$237,481	30.6
Total non-interest expense (2)	196,877	188,296	4.6	145,380	35.4
Efficiency ratio (2)	63.5%	67.9%		61.2%
Return on average assets	1.01	0.92		0.96
Return on average common equity	7.87	6.79		6.08

NON-GAAP BASIS (3):
Core revenues (2)	$310,050	$277,514	11.7	$237,422	30.6
Core non-interest expense (2)	175,445	169,457	3.5	139,242	26.0
Core earnings per common share - diluted	1.71	1.37	24.8	1.10	55.5
Core tangible efficiency ratio (TE) (1) (2) (4)	54.3%	58.8%		57.2%
Core return on average assets	1.32	1.13		1.06
Core return on average common equity	10.30	8.45		6.75
Core return on average tangible common equity	16.70	13.83		8.86
Net interest margin (TE) - cash basis (1)	3.49	3.42		3.45

(1) Fully taxable equivalent (TE) calculations include the tax benefit associated with related income sources that are tax-exempt using a rate of 21% for 2018 and a rate of 35% for 2017.
(2)  Certain prior period amounts have been reclassified to conform to the net presentation requirements of ASU No. 2014-09, Revenue from Contracts with Customers, which was adopted effective January 1, 2018. The adoption resulted in a reduction of non-interest income and non-interest expense of approximately $2.1 million and had no impact on net income.

(3) See Table 9 and Table 10 for GAAP to Non-GAAP reconciliations.
(4) Tangible calculations eliminate the effect of goodwill and acquisition-related intangible assets and the corresponding amortization expense on a tax-effected basis where applicable.

Operating Results

The Company's reported and cash net interest margins increased 9 and 7 basis points on a linked quarter basis, to 3.76% and 3.49%, respectively, primarily as a result of increased recoveries and discount accretion on the acquired loan portfolio, as well as rising short-term interest rates. Absent the non-recurring items associated with the acquired loan portfolio, margin would have been essentially flat with the linked quarter, due to a combination of lower yields on loans acquired from Gibraltar and increased deposit costs.

Net interest income increased $23.2 million, or 10%, on a linked quarter basis. Average loans increased $1.6 billion, or 8%, and the associated taxable-equivalent yield increased 19 basis points. All other average earning assets decreased by $20.2 million from the linked quarter. The yield on total earning assets was 20 basis points higher at 4.46% compared to 4.26% in the linked quarter.

Average interest-bearing deposits increased $860.9 million, or 6%, and the average cost of interest-bearing deposits rose 15 basis points to 89 basis points on a linked quarter basis. Total average interest-bearing liabilities increased by $918.7 million, or 5%, while the average cost of interest-bearing liabilities rose 16 basis points to 102 basis points. The total cost of interest-bearing liabilities rose primarily due to an upward repricing of indexed deposits, promotional deposit pricing, and increases in the average rate paid on short-term and long-term FHLB advances. The total cost of funding in 2Q18 was 75 basis points, compared to 63 basis points in 1Q18.

The Company’s provision for loan losses decreased 5% to $7.6 million and covered net charge-offs in 2Q18 by 65% compared to 186% in 1Q18. The overall decline in provision was mainly attributable to recoveries on acquired loans that reduced the required ALLL for that portfolio. Net charge-offs totaled $11.7 million in 2Q18, compared to $4.3 million in 1Q18, due primarily to the charge-off of one large legacy loan, which was specifically reserved for in a prior period, as well as lower legacy recoveries. Annualized net charge-offs remain at relatively low levels, equating to 21 basis points of average loans in 2Q18.

In 2Q18, non-interest income increased $9.4 million compared to 1Q18, primarily as a result of seasonal growth in the Company's fee income businesses, including an increase of $4.1 million in mortgage income and an increase of $1.8 million in title revenue. In addition, trust department income increased by $0.8 million, or 24%, over 1Q18.

Non-interest expense increased $8.6 million on a linked quarter basis, primarily due to increased salary and employee benefits expenses and branch closure expenses. During 2Q18, non-interest expense included $14.3 million in merger and conversion-related expenses, $1.8 million in compensation-related expenses, and $5.4 million in branch closure and other impairment expenses that are considered non-core items by management.

Excluding these items, core non-interest expense increased $6.0 million, or 4%, primarily driven by an increase of $1.5 million in occupancy and equipment expenses attributable to the recently acquired Gibraltar locations, an increase of $1.3 million in the accrual for mortgage loan repurchase reserves and an increase of $1.0 million in CDI amortization resulting from the full-quarter impact of the Gibraltar acquisition.

On a linked quarter basis, the efficiency ratio improved to 63.5% from 67.9%, while the non-GAAP core tangible efficiency ratio improved to 54.3% from 58.8%. The Company continues to focus on cost containment and revenue enhancement efforts to deliver positive operating leverage in 2018. Refer to Table A for a summary of financial results on both a GAAP and non-GAAP basis.

Income tax expense was impacted by a $6.6 million write-down of deferred tax assets associated with the finalization of the accounting for the Sabadell acquisition and the related adjustment to provisional amounts recorded upon enactment of the Tax Act, resulting in an effective tax rate of 28.8% for 2Q18, compared to 21.6% in 1Q18.

Table B - Summary Financial Condition Results
(Dollars in thousands, except per share data)

		As of and For the Three Months Ended
		6/30/2018	3/31/2018	% Change	6/30/2017	% Change
PERIOD-END BALANCES:
	Total loans and leases, net of unearned income	$22,075,783	$21,706,090	1.7	$15,556,016	41.9
	Total deposits	23,430,458	22,971,192	2.0	16,853,116	39.0

ASSET QUALITY RATIOS:
	Loans 30-89 days past due and still accruing as a percentage of total loans (1)	0.20%	0.36%		0.33%
	Loans 90 days or more past due and still accruing as a percentage of total loans (1)	0.04	0.04		0.01
	Non-performing assets to total assets (1)(2)	0.54	0.64		0.91
	Classified assets to total assets (3)	1.26	1.40		1.78

CAPITAL RATIOS:
	Tangible common equity ratio (Non-GAAP) (4) (5)	8.56%	8.66%		12.45%
	Tier 1 leverage ratio (6)	9.55	9.97		13.19
	Total risk-based capital ratio (6)	12.37	12.48		16.74

PER COMMON SHARE DATA:
	Book value	$67.06	$66.38	1.0	$66.08	1.5
	Tangible book value (Non-GAAP) (4) (5)	43.75	42.91	2.0	51.33	(14.8)
	Closing stock price	75.80	78.00	(2.8)	81.50	(7.0)
	Cash dividends	0.38	0.38	—	0.36	5.6

(1)
Past due and non-accrual loan amounts exclude acquired impaired loans, even if contractually past due or if the Company does not expect to receive payment in full, as the Company is currently accreting interest income over the expected life of the loans.

(2)	Non-performing assets consist of non-accruing loans, accruing loans 90 days or more past due and other real estate owned, including repossessed assets. Refer to Table 5 for further detail.
(3)
Classified assets include commercial loans rated substandard or worse and non-performing mortgage and consumer loans and include acquired impaired loans accounted for under ASC 310-30. Classified assets were $379 million, $412 million and $387 million at June 30, 2018, March 31, 2018, and June 30, 2017, respectively.

(4)	See Table 9 and Table 10 for GAAP to Non-GAAP reconciliations.
(5)	Tangible calculations eliminate the effect of goodwill and acquisition-related intangible assets and the corresponding amortization expense on a tax-effected basis where applicable.
(6)	Regulatory capital ratios as of June 30, 2018 are preliminary.

Loans and Other Assets

Total loans increased $369.7 million, or 2%, to $22.1 billion at June 30, 2018. Period-end loan growth during 2Q18 was strongest in the Energy Group (reserve-based lending), the Corporate Asset Finance division (equipment financing business), and the New Orleans, Birmingham and Atlanta markets. The Company believes it is well-positioned for diversified loan growth based on our strategic presence in the South Florida, Atlanta and Texas markets, as well as other significant MSAs in the Southeastern United States.

Table C - Period-End Loans
(Dollars in thousands)

	As of and For the Three Months Ended
				Linked Qtr Change			Year/Year Change		Mix
	6/30/2018	3/31/2018	6/30/2017	$	%	Annualized	$	%	6/30/2018	3/31/2018
Legacy loans:
Commercial(1)	$11,500,907	$11,094,464	$10,055,791	406,443	3.7	14.7%	1,445,116	14.4	73.7%	74.4%
Residential mortgage	1,534,294	1,280,580	970,961	253,714	19.8	79.5%	563,333	58.0	9.8%	8.6%
Consumer	2,574,834	2,538,878	2,466,658	35,956	1.4	5.7%	108,176	4.4	16.5%	17.0%
Total legacy loans	15,610,035	14,913,922	13,493,410	696,113	4.7	18.7%	2,116,625	15.7	100.0%	100.0%

Acquired loans:
Balance at beginning of period	6,792,168	5,595,030	2,208,758	1,197,138	21.4		4,583,410	207.5
Loans acquired during the period	—	1,465,319	—	(1,465,319)	N/M		—	—
Net paydown activity	(326,420)	(268,181)	(146,152)	(58,239)	21.7		(180,268)	123.3
Total acquired loans	6,465,748	6,792,168	2,062,606	(326,420)	(4.8)		4,403,142	213.5
Total loans	$22,075,783	$21,706,090	$15,556,016	369,693	1.7		6,519,767	41.9
(1) Includes equipment financing leases.
N/M= not meaningful

On an average balance and linked quarter basis, the investment portfolio increased $80.9 million, or 2%, in 2Q18, to $4.9 billion, mainly due to purchases of additional investment securities, partially offset by unfavorable market valuation on available-for-sale securities. Approximately 95% of the Company's investment portfolio is in available-for-sale securities, which experience unrealized losses as interest rates rise. On a period-end basis, the investment portfolio equated to $4.9 billion, or 16% of total assets, at June 30, 2018. The investment portfolio had an effective duration of 3.9 years at June 30, 2018, down from 4.2 years at March 31, 2018, and a $151.4 million unrealized loss at June 30, 2018, up from $129.9 million at March 31, 2018. The average yield on investment securities increased 4 basis points to 2.42% in 2Q18. The Company holds in its investment portfolio primarily government agency securities. Municipal securities comprised 9% of total investments at June 30, 2018.

Deposits and Funding

Total deposits increased $459.3 million, or 2%, to $23.4 billion at June 30, 2018. Deposit growth during 2Q18 was strongest in the Energy Group (reserve-based lending), the Dade, Florida market, and the Virtual Bank division (digital banking).

Table D - Period-End Deposits
(Dollars in thousands)
				Linked Qtr Change			Year/Year Change		Mix
	6/30/2018	3/31/2018	6/30/2017	$	%	Annualized	$	%	6/30/2018	3/31/2018
Non-interest-bearing	$6,814,441	$6,595,495	$5,020,195	218,946	3.3	13.2%	1,794,246	35.7	29.1%	28.7%
NOW accounts	4,453,152	4,500,181	3,089,482	(47,029)	(1.0)	(4.0)%	1,363,670	44.1	19.0%	19.6%
Money market accounts	8,467,906	8,271,969	6,017,654	195,937	2.4	9.6%	2,450,252	40.7	36.1%	36.0%
Savings accounts	850,425	874,741	797,859	(24,316)	(2.8)	(11.2)%	52,566	6.6	3.6%	3.8%
Time deposits	2,844,534	2,728,806	1,927,926	115,728	4.2	16.8%	916,608	47.5	12.2%	11.9%
Total deposits	$23,430,458	$22,971,192	$16,853,116	459,266	2.0	8.0%	6,577,342	39.0	100.0%	100.0%

Asset Quality

Non-performing assets ("NPAs") to total assets were 54 basis points in 2Q18, compared to 64 basis points in 1Q18 and 91 basis points in 2Q17, a 41% year-over-year decrease. Accruing loans past due 30 to 89 days equated to 0.20% of total loans at June 30, 2018, compared to 0.36% at March 31, 2018.

Net charge-offs totaled $11.7 million in 2Q18, compared to $4.3 million in 1Q18, due primarily to the charge-off of one large legacy loan in 2Q18, which was specifically reserved for in a prior period, compared to one large legacy loan recovery in 1Q18. Annualized net charge-offs equated to 21 basis points of average loans in 2Q18, a 12 basis points increase on a linked quarter basis, but remain at historically low levels.

Refer to Table 5 - Loans and Asset Quality Data for further information.

Capital Position

At June 30, 2018, the Company reported a non-GAAP tangible common equity ratio of 8.56%, down 10 basis points compared to March 31, 2018, and the preliminary Tier 1 leverage ratio was 9.55%, down 42 basis points compared to March 31, 2018. The Company’s preliminary calculation of its total risk-based capital ratio at June 30, 2018, was 12.37%, down 11 basis points compared to March 31, 2018.

At June 30, 2018, book value per common share was $67.06, up $0.68 per share, compared to March 31, 2018. Tangible book value per common share was $43.75, up $0.84 per share, compared to March 31, 2018. Based on the closing stock price of the Company’s common stock of $78.50 per share on July 19, 2018, this price equated to 1.17 times June 30, 2018 book value per common share and 1.79 times June 30, 2018 tangible book value per common share.

Dividends On Capital Stock. The declaration of dividends is at the discretion of the Board of Directors. The following details the recent dividend declarations:

Common Stock. On June 19, 2018, the Company declared a quarterly cash dividend of $0.38 per common share, consistent with the common dividend declared in March 2018. The dividend is payable on July 27, 2018, to shareholders of record as of June 29, 2018.

Preferred Stock. On June 19, 2018, the Company declared a quarterly cash dividend of $0.4125 per depositary share of Series C Preferred Stock that is payable on August 1, 2018. On July 6, 2018, the Company declared a semi-annual cash dividend of $0.8281 per depositary share of Series B Preferred Stock that is payable on August 1, 2018.

Common Stock Repurchase Program. On May 10, 2018, the Board of Directors of the Company authorized the repurchase of up to 1,137,500 shares of the Company's common stock. This repurchase authorization equates to approximately 2% of total shares outstanding. Stock repurchases under this program will be made from time to time, on the open market or in privately negotiated transactions, at the discretion of the management of the Company. The timing of these repurchases will depend on market conditions and other requirements. The Company currently anticipates the share repurchase program will extend over a two-year time frame. During 2Q18, the Company repurchased 400,000 common shares, at a weighted average price of $76.67 per common share, of which 335,000 were repurchased under a prior Board-authorized plan. At June 30, 2018, there were approximately 1,073,500 remaining shares that may be repurchased under the plan authorized by the Board on May 10, 2018.

IBERIABANK Corporation

IBERIABANK Corporation is a regional financial holding company with offices in Louisiana, Arkansas, Tennessee, Alabama, Texas, Florida, Georgia, South Carolina, North Carolina, and New York offering commercial, private banking, consumer, small business, wealth and trust management, retail brokerage, mortgage, and title insurance services.

The Company’s common stock trades on the NASDAQ Global Select Market under the symbol “IBKC”. The Company's Series B Preferred Stock and Series C Preferred Stock also trade on the NASDAQ Global Select Market under the symbols "IBKCP" and "IBKCO", respectively. The Company’s common stock market capitalization was approximately $4.4 billion, based on the NASDAQ Global Select Market closing stock price on July 19, 2018.

The following 10 investment firms currently provide equity research coverage on the Company:

•	Bank of America Merrill Lynch

•	FIG Partners, LLC

•	Hovde Group, LLC

•	Jefferies & Co., Inc.

•	Keefe, Bruyette & Woods, Inc.

•	Piper Jaffray & Co.

•	Raymond James & Associates, Inc.

•	Sandler O’Neill + Partners, L.P.

•	Stephens, Inc.

•	SunTrust Robinson-Humphrey

Conference Call

In association with this earnings release, the Company will host a live conference call to discuss the financial results for the quarter just completed. The telephone conference call will be held on Friday, July 20, 2018, beginning at 8:00 a.m. Central Time by dialing 1-888-317-6003. The confirmation code for the call is 2301786. A replay of the call will be available until midnight Central Time on July 27, 2018 by dialing 1-877-344-7529. The confirmation code for the replay is 10121508. The Company has prepared a PowerPoint presentation that supplements information contained in this press release. The PowerPoint presentation may be accessed on the Company’s web site, www.iberiabank.com, under “Investor Relations” and then "Financial Information" and “Presentations.”

Non-GAAP Financial Measures

This press release contains financial information determined by methods other than in accordance with GAAP. The Company’s management uses these non-GAAP financial measures in their analysis of the Company’s performance. Non-GAAP measures in this press release include, but are not limited to, descriptions such as core, tangible, and pre-tax pre-provision. These measures typically adjust GAAP performance measures to exclude the effects of the amortization of intangibles and include the tax benefit associated with revenue items that are tax-exempt, as well as adjust income available to common shareholders for certain significant activities or transactions that in management’s opinion can distort period-to-period comparisons of the Company’s performance. Transactions that are typically excluded from non-GAAP performance measures include realized and unrealized gains/losses on former bank owned real estate, realized gains/losses on securities, income tax gains/losses, merger-related charges and recoveries, litigation charges and recoveries, and debt repayment penalties. Management believes presentations of these non-GAAP financial measures provide useful supplemental information that is essential to a proper understanding of the operating results of the Company’s core businesses. These non-GAAP disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Reconciliations of GAAP to non-GAAP disclosures are presented in the supplemental tables at the end of this release. Please refer to the supplemental tables for these reconciliations.

Caution About Forward-Looking Statements

This press release contains "forward-looking statements," which may include forecasts of our financial results and condition, expectations for our operations and businesses, and our assumptions for those forecasts and expectations. Do not place undue reliance on forward-looking statements. Due to various factors, actual results may differ materially from our forward-looking statements. Factors that could cause our actual results to differ materially from our forward-looking statements are described under "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Risk Factors" and "Regulation and Supervision" in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2017, and in other documents subsequently filed by the Company with the Securities and Exchange Commission, available at the SEC's website, http://www.sec.gov, and the Company's website, http://www.iberiabank.com. To the extent that statements in this press release relate to future plans, objectives, financial results or performance by the Company, these statements are deemed to be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are generally identified by use of words such as "may," "believe," "expect," "anticipate," "intend," "will," "should," "plan," "estimate," "predict," "continue" and "potential" or the negative of these terms or other comparable terminology.

Forward-looking statements represent management's beliefs, based upon information available at the time the statements are made, with regard to the matters addressed; they are not guarantees of future performance. Forward-looking statements are subject to numerous assumptions, risks and uncertainties that change over time and could cause actual results or financial condition to differ materially from those expressed in or implied by such statements. All information is as of the date of this press release. Except to the extent required by applicable law or regulation, the Company undertakes no obligation to revise or update publicly any forward-looking statement for any reason.

Table 1 - IBERIABANK CORPORATION
FINANCIAL HIGHLIGHTS
(Dollars in thousands, except per share data)

	As of and For the Three Months Ended
INCOME DATA:	6/30/2018	3/31/2018	% Change	6/30/2017	% Change
Net interest income	$256,113	$232,889	10.0	$183,643	39.5
Net interest income (TE) (1)	257,562	234,353	9.9	186,131	38.4
Total revenues (2)	310,053	277,455	11.7	237,481	30.6
Provision for loan losses	7,595	7,986	(4.9)	12,050	(37.0)
Non-interest expense (2)	196,877	188,296	4.6	145,380	35.4
Net income available to common shareholders	74,175	60,023	23.6	51,069	45.2

PER COMMON SHARE DATA:
Earnings available to common shareholders - basic	$1.31	$1.11	18.0	$1.00	31.0
Earnings available to common shareholders - diluted	1.30	1.10	18.2	0.99	31.3
Core earnings (Non-GAAP) (3)	1.71	1.37	24.8	1.10	55.5
Book value	67.06	66.38	1.0	66.08	1.5
Tangible book value (Non-GAAP) (3) (4)	43.75	42.91	2.0	51.33	(14.8)
Closing stock price	75.80	78.00	(2.8)	81.50	(7.0)
Cash dividends	0.38	0.38	—	0.36	5.6

KEY RATIOS AND OTHER DATA (7):
Net interest margin (TE) (1)	3.76%	3.67%		3.71%
Efficiency ratio (2)	63.5	67.9		61.2
Core tangible efficiency ratio (TE) (Non-GAAP) (1) (2) (3) (4)	54.3	58.8		57.2
Return on average assets	1.01	0.92		0.96
Return on average common equity	7.87	6.79		6.08
Core return on average tangible common equity (Non-GAAP) (3)(4)	16.70	13.83		8.86
Effective tax rate	28.8	21.6		35.0
Full-time equivalent employees	3,543	3,726		3,190

CAPITAL RATIOS:
Tangible common equity ratio (Non-GAAP) (3) (4)	8.56%	8.66%		12.45%
Tangible common equity to risk-weighted assets (4)	10.18	10.27		14.32
Tier 1 leverage ratio (5)	9.55	9.97		13.19
Common equity Tier 1 (CET 1) ratio (5)	10.72	10.77		14.52
Tier 1 capital ratio (5)	11.27	11.32		15.24
Total risk-based capital ratio (5)	12.37	12.48		16.74
Common stock dividend payout ratio	28.9	36.0		36.2
Classified assets to Tier 1 capital (8)	13.9	15.3		13.9

ASSET QUALITY RATIOS:
	Non-performing assets to total assets (6)	0.54%	0.64%	0.91%
	ALLL to loans and leases	0.62	0.67	0.94
	Net charge-offs to average loans (annualized)	0.21	0.09	0.29
	Non-performing assets to total loans and OREO (6)	0.74	0.87	1.27

(1)	Fully taxable equivalent (TE) calculations include the tax benefit associated with related income sources that are tax-exempt using a rate of 21% for 2018 and a rate of 35% for 2017.
(2)
Certain prior period amounts have been reclassified to conform to the net presentation requirements of ASU No. 2014-09, Revenue from Contracts with Customers, which was adopted effective January 1, 2018. The adoption resulted in a reduction of non-interest income and non-interest expense of approximately $2.1 million and had no impact on net income.

(3)	See Table 9 and Table 10 for GAAP to Non-GAAP reconciliations.
(4)	Tangible calculations eliminate the effect of goodwill and acquisition-related intangible assets and the corresponding amortization expense on a tax-effected basis where applicable.
(5)	Regulatory capital ratios as of June 30, 2018 are preliminary.
(6)
Non-performing assets consist of non-accruing loans, accruing loans 90 days or more past due and other real estate owned, including repossessed assets. For purposes of this table, past due and non-accrual loan amounts exclude acquired impaired loans, even if contractually past due or if the Company does not expect to receive payment in full, as the Company is currently accreting interest income over the expected life of the loans.

(7)	All ratios are calculated on an annualized basis for the periods indicated.
(8)	Classified assets include commercial loans rated substandard or worse and non-performing mortgage and consumer loans and include acquired impaired loans accounted for under ASC 310-30.

Table 2 - IBERIABANK CORPORATION
CONDENSED CONSOLIDATED INCOME STATEMENTS
(Dollars in thousands, except per share data)

	For the Three Months Ended
			Linked Qtr Change					Year/Year Change
	6/30/2018	3/31/2018	$	%	12/31/2017	9/30/2017	6/30/2017	$	%
Interest income	$303,823	$270,543	33,280	12.3	$269,703	$246,972	$204,575	99,248	48.5
Interest expense	47,710	37,654	10,056	26.7	34,201	30,089	20,932	26,778	127.9
Net interest income	256,113	232,889	23,224	10.0	235,502	216,883	183,643	72,470	39.5
Provision for loan losses	7,595	7,986	(391)	(4.9)	14,393	18,514	12,050	(4,455)	(37.0)
Net interest income after provision for loan losses	248,518	224,903	23,615	10.5	221,109	198,369	171,593	76,925	44.8
Mortgage income	13,721	9,595	4,126	43.0	13,675	16,050	19,730	(6,009)	(30.5)
Service charges on deposit accounts	12,950	12,908	42	0.3	12,581	12,534	11,410	1,540	13.5
Title revenue	6,846	5,027	1,819	36.2	5,398	5,643	6,190	656	10.6
Broker commissions(1)	2,396	2,221	175	7.9	1,958	2,094	2,562	(166)	(6.5)
ATM/debit card fee income(1)	2,925	2,633	292	11.1	2,583	2,486	2,646	279	10.5
Income from bank owned life insurance	1,261	1,282	(21)	(1.6)	1,267	1,263	1,241	20	1.6
Gain (loss) on sale of available-for-sale securities	3	(59)	62	105.1	35	(242)	59	(56)	(94.9)
Trust department income	4,243	3,426	817	23.8	3,081	2,686	2,026	2,217	109.4
Other non-interest income(1)	9,595	7,533	2,062	27.4	11,764	8,329	7,974	1,621	20.3
Total non-interest income(1)	53,940	44,566	9,374	21.0	52,342	50,843	53,838	102	0.2
Salaries and employee benefits	107,445	104,586	2,859	2.7	104,387	106,970	86,317	21,128	24.5
Occupancy and equipment	19,931	20,047	(116)	(0.6)	19,211	19,139	16,292	3,639	22.3
Amortization of acquisition intangibles	6,111	5,102	1,009	19.8	4,642	4,527	1,651	4,460	270.1
Data processing(1)	9,309	12,393	(3,084)	(24.9)	11,416	12,300	6,713	2,596	38.7
Professional services	7,160	7,391	(231)	(3.1)	9,441	22,550	11,219	(4,059)	(36.2)
Credit and other loan related expense	5,190	4,618	572	12.4	3,170	7,532	3,780	1,410	37.3
Other non-interest expense(1)	41,731	34,159	7,572	22.2	29,798	27,744	19,408	22,323	115.0
Total non-interest expense(1)	196,877	188,296	8,581	4.6	182,065	200,762	145,380	51,497	35.4
Income before income taxes	105,581	81,173	24,408	30.1	91,386	48,450	80,051	25,530	31.9
Income tax expense	30,457	17,552	12,905	73.5	81,108	18,806	28,033	2,424	8.6
Net income	75,124	63,621	11,503	18.1	10,278	29,644	52,018	23,106	44.4
Less: Preferred stock dividends	949	3,598	(2,649)	(73.6)	949	3,598	949	—	—
Net income available to common shareholders	$74,175	$60,023	14,152	23.6	$9,329	$26,046	$51,069	23,106	45.2

Income available to common shareholders - basic	$74,175	$60,023	14,152	23.6	$9,329	$26,046	$51,069	23,106	45.2
Less: Earnings allocated to unvested restricted stock	767	639	128	20.0	101	283	361	406	112.5
Earnings allocated to common shareholders	$73,408	$59,384	14,024	23.6	$9,228	$25,763	$50,708	22,700	44.8

Earnings per common share - basic	$1.31	$1.11	0.20	18.0	$0.17	$0.49	$1.00	0.31	31.0

Earnings per common share - diluted	1.30	1.10	0.20	18.2	0.17	0.49	0.99	0.31	31.3
Impact of non-core items (Non-GAAP) (2)	0.41	0.27	0.14	51.9	1.16	0.51	0.11	0.30	272.7
Earnings per share - diluted, excluding non-core items (Non-GAAP) (2)	$1.71	$1.37	0.34	24.8	$1.33	$1.00	$1.10	0.61	55.5

NUMBER OF COMMON SHARES OUTSTANDING (in thousands)
Weighted average common shares outstanding - basic	55,931	53,616	2,315	4.3	53,287	52,424	50,630	5,301	10.5
Weighted average common shares outstanding - diluted	56,287	53,967	2,320	4.3	53,621	52,770	50,984	5,303	10.4
Book value shares (period end)	56,390	56,779	(389)	(0.7)	53,872	53,864	51,015	5,375	10.5

(1)  Certain prior period amounts have been reclassified to conform to the net presentation requirements of ASU No. 2014-09, Revenue from Contracts with Customers, which was adopted effective January 1, 2018. On average, the adoption resulted in a reduction of non-interest income and non-interest expense of approximately $2.3 million on a quarterly basis, and had no impact on net income.

(2) See Table 9 and Table 10 for GAAP to Non-GAAP reconciliations.

Table 3 - IBERIABANK CORPORATION
CONDENSED CONSOLIDATED INCOME STATEMENTS
(Dollars in thousands, except per share data)

	For the Six Months Ended
			Change
	6/30/2018	6/30/2017	$	%
Interest income	$574,366	$397,108	177,258	44.6
Interest expense	85,364	40,647	44,717	110.0
Net interest income	489,002	356,461	132,541	37.2
Provision for loan losses	15,581	18,204	(2,623)	(14.4)
Net interest income after provision for loan losses	473,421	338,257	135,164	40.0
Mortgage income	23,316	33,845	(10,529)	(31.1)
Service charges on deposit accounts	25,858	22,563	3,295	14.6
Title revenue	11,873	10,931	942	8.6
Broker commissions (1)	4,617	5,109	(492)	(9.6)
ATM/debit card fee income (1)	5,558	5,129	429	8.4
Income from bank owned life insurance	2,543	2,552	(9)	(0.4)
(Loss) gain on sale of available-for-sale securities	(56)	59	(115)	(194.9)
Trust department income	7,669	3,939	3,730	94.7
Other non-interest income (1)	17,128	14,835	2,293	15.5
Total non-interest income (1)	98,506	98,962	(456)	(0.5)
Salaries and employee benefits	212,031	168,170	43,861	26.1
Occupancy and equipment	39,978	32,313	7,665	23.7
Amortization of acquisition intangibles	11,213	3,421	7,792	227.8
Data processing (1)	21,702	13,074	8,628	66.0
Professional services	14,551	16,553	(2,002)	(12.1)
Credit and other loan related expense	9,808	8,306	1,502	18.1
Other non-interest expense (1)	75,890	42,339	33,551	79.2
Total non-interest expense (1)	385,173	284,176	100,997	35.5
Income before income taxes	186,754	153,043	33,711	22.0
Income tax expense	48,009	50,552	(2,543)	(5.0)
Net income	138,745	102,491	36,254	35.4
Less: Preferred stock dividends	4,547	4,548	(1)	—
Net income available to common shareholders	$134,198	$97,943	36,255	37.0

Income available to common shareholders - basic	$134,198	$97,943	36,255	37.0
Less: Earnings allocated to unvested restricted stock	1,409	707	702	99.3
Earnings allocated to common shareholders	$132,789	$97,236	35,553	36.6

Earnings per common share - basic	$2.42	$2.01	0.41	20.4

Earnings per common share - diluted	2.41	1.99	0.42	21.1
Impact of non-core items (Non-GAAP) (2)	0.68	0.14	0.54	385.7
Earnings per share - diluted, excluding non-core items (Non-GAAP) (2)	$3.09	$2.13	0.96	45.1

NUMBER OF COMMON SHARES OUTSTANDING (in thousands)
Weighted average common shares outstanding - basic	54,780	48,389	6,391	13.2
Weighted average common shares outstanding - diluted	55,133	48,751	6,382	13.1
Book value shares (period end)	56,390	51,015	5,375	10.5

(1)  Certain prior period amounts have been reclassified to conform to the net presentation requirements of ASU No. 2014-09, Revenue from Contracts with Customers, which was adopted effective January 1, 2018. The adoption resulted in a reduction of non-interest income and non-interest expense of approximately $4.4 million and had no impact on net income.

(2) See Table 9 and Table 10 for GAAP to Non-GAAP reconciliations.

TABLE 4 - IBERIABANK CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)

PERIOD-END BALANCES			Linked Qtr Change					Year/Year Change
ASSETS	6/30/2018	3/31/2018	$	%	12/31/2017	9/30/2017	6/30/2017	$	%
Cash and due from banks	$299,268	$253,527	45,741	18.0	$319,156	$298,173	$301,910	(2,642)	(0.9)
Interest-bearing deposits in other banks	428,120	310,565	117,555	37.9	306,568	583,043	167,450	260,670	155.7
Total cash and cash equivalents	727,388	564,092	163,296	28.9	625,724	881,216	469,360	258,028	55.0
Investment securities available for sale	4,650,915	4,542,486	108,429	2.4	4,590,062	4,736,339	4,009,299	641,616	16.0
Investment securities held to maturity	221,030	224,241	(3,211)	(1.4)	227,318	175,906	84,517	136,513	161.5
Total investment securities	4,871,945	4,766,727	105,218	2.2	4,817,380	4,912,245	4,093,816	778,129	19.0
Mortgage loans held for sale	78,843	110,348	(31,505)	(28.6)	134,916	141,218	140,959	(62,116)	(44.1)
Loans and leases, net of unearned income	22,075,783	21,706,090	369,693	1.7	20,078,181	19,795,085	15,556,016	6,519,767	41.9
Allowance for loan and lease losses	(136,576)	(144,527)	7,951	(5.5)	(140,891)	(136,628)	(146,225)	9,649	(6.6)
Loans and leases, net	21,939,207	21,561,563	377,644	1.8	19,937,290	19,658,457	15,409,791	6,529,416	42.4
Premises and equipment, net	326,213	329,454	(3,241)	(1.0)	331,413	330,800	318,167	8,046	2.5
Goodwill and other intangible assets	1,320,664	1,338,573	(17,909)	(1.3)	1,277,464	1,281,479	757,025	563,639	74.5
Other assets	861,902	801,880	60,022	7.5	779,942	771,220	601,609	260,293	43.3
Total assets	$30,126,162	$29,472,637	653,525	2.2	$27,904,129	$27,976,635	$21,790,727	8,335,435	38.3

LIABILITIES AND SHAREHOLDERS' EQUITY
Non-interest-bearing deposits	$6,814,441	$6,595,495	218,946	3.3	$6,209,925	$5,963,943	$5,020,195	1,794,246	35.7
NOW accounts	4,453,152	4,500,181	(47,029)	(1.0)	4,348,939	3,547,761	3,089,482	1,363,670	44.1
Savings and money market accounts	9,318,331	9,146,710	171,621	1.9	8,520,365	9,165,417	6,815,513	2,502,818	36.7
Certificates of deposit	2,844,534	2,728,806	115,728	4.2	2,387,488	2,657,150	1,927,926	916,608	47.5
Total deposits	23,430,458	22,971,192	459,266	2.0	21,466,717	21,334,271	16,853,116	6,577,342	39.0
Short-term borrowings	595,000	375,000	220,000	58.7	475,000	975,008	250,000	345,000	138.0
Securities sold under agreements to repurchase	459,213	525,496	(66,283)	(12.6)	516,297	548,696	333,935	125,278	37.5
Trust preferred securities	120,110	120,110	—	—	120,110	120,110	120,110	—	—
Other long-term debt	1,318,504	1,329,192	(10,688)	(0.8)	1,375,725	1,007,474	547,133	771,371	141.0
Other liabilities	289,468	250,740	38,728	15.4	253,489	264,302	183,191	106,277	58.0
Total liabilities	26,212,753	25,571,730	641,023	2.5	24,207,338	24,249,861	18,287,485	7,925,268	43.3
Total shareholders' equity	3,913,409	3,900,907	12,502	0.3	3,696,791	3,726,774	3,503,242	410,167	11.7
Total liabilities and shareholders' equity	$30,126,162	$29,472,637	653,525	2.2	$27,904,129	$27,976,635	$21,790,727	8,335,435	38.3

TABLE 4 Continued - IBERIABANK CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)

AVERAGE BALANCES			Linked Qtr Change					Year/Year Change
ASSETS	6/30/2018	3/31/2018	$	%	12/31/2017	9/30/2017	6/30/2017	$	%
Cash and due from banks	$296,907	$308,319	(11,412)	(3.7)	$307,328	$277,968	$277,047	19,860	7.2
Interest-bearing deposits in other banks	392,906	486,298	(93,392)	(19.2)	538,733	615,445	555,431	(162,525)	(29.3)
Total cash and cash equivalents	689,813	794,617	(104,804)	(13.2)	846,061	893,413	832,478	(142,665)	(17.1)
Investment securities available for sale	4,629,177	4,544,836	84,341	1.9	4,674,496	4,593,798	3,970,021	659,156	16.6
Investment securities held to maturity	222,764	226,229	(3,465)	(1.5)	191,067	114,895	85,516	137,248	160.5
Total investment securities	4,851,941	4,771,065	80,876	1.7	4,865,563	4,708,693	4,055,537	796,404	19.6
Mortgage loans held for sale	72,917	109,027	(36,110)	(33.1)	126,216	132,309	145,274	(72,357)	(49.8)
Loans and leases, net of unearned income	21,830,720	20,181,390	1,649,330	8.2	19,941,500	18,341,154	15,284,007	6,546,713	42.8
Allowance for loan and lease losses	(145,565)	(144,295)	(1,270)	0.9	(138,927)	(147,046)	(146,448)	883	(0.6)
Loans and leases, net	21,685,155	20,037,095	1,648,060	8.2	19,802,573	18,194,108	15,137,559	6,547,596	43.3
Premises and equipment, net	327,686	331,640	(3,954)	(1.2)	329,957	327,917	309,622	18,064	5.8
Goodwill and other intangible assets	1,338,420	1,281,598	56,822	4.4	1,277,293	1,047,355	757,528	580,892	76.7
Other assets	804,920	807,177	(2,257)	(0.3)	787,400	793,126	605,539	199,381	32.9
Total assets	$29,770,852	$28,132,219	1,638,633	5.8	$28,035,063	$26,096,921	$21,843,537	7,927,315	36.3

LIABILITIES AND SHAREHOLDERS' EQUITY
Non-interest-bearing deposits	$6,795,878	$6,278,507	517,371	8.2	$6,176,347	$5,601,071	$4,992,598	1,803,280	36.1
NOW accounts	4,494,064	4,363,557	130,507	3.0	3,987,908	3,203,657	3,124,243	1,369,821	43.8
Savings and money market accounts	9,146,302	8,664,085	482,217	5.6	8,769,464	8,566,873	7,079,773	2,066,529	29.2
Certificates of deposit	2,719,627	2,471,485	248,142	10.0	2,444,403	2,413,727	1,964,234	755,393	38.5
Total deposits	23,155,871	21,777,634	1,378,237	6.3	21,378,122	19,785,328	17,160,848	5,995,023	34.9
Short-term borrowings	609,965	506,056	103,909	20.5	729,111	1,180,165	38,320	571,645	1,491.8
Securities sold under agreements to repurchase	427,508	477,862	(50,354)	(10.5)	494,757	439,077	314,090	113,418	36.1
Trust preferred securities	120,110	120,110	—	—	120,110	120,110	120,110	—	—
Other long-term debt	1,261,515	1,257,213	4,302	0.3	1,300,114	622,655	508,522	752,993	148.1
Other liabilities	281,820	275,869	5,951	2.2	264,790	273,163	200,673	81,147	40.4
Total liabilities	25,856,789	24,414,744	1,442,045	5.9	24,287,004	22,420,498	18,342,563	7,514,226	41.0
Total shareholders' equity	3,914,063	3,717,475	196,588	5.3	3,748,059	3,676,423	3,500,974	413,089	11.8
Total liabilities and shareholders' equity	$29,770,852	$28,132,219	1,638,633	5.8	$28,035,063	$26,096,921	$21,843,537	7,927,315	36.3

Table 5 - IBERIABANK CORPORATION
LOANS AND ASSET QUALITY DATA
(Dollars in thousands)

			Linked Qtr Change					Year/Year Change
LOANS	6/30/2018	3/31/2018	$	%	12/31/2017	9/30/2017	6/30/2017	$	%
Commercial loans and leases:
Real estate- construction	$1,183,367	$1,199,625	(16,258)	(1.4)	$1,240,396	$1,298,282	$1,100,504	82,863	7.5
Real estate- owner-occupied (1)	2,641,824	2,612,244	29,580	1.1	2,529,885	2,448,826	2,242,275	399,549	17.8
Real estate- non-owner occupied	5,467,113	5,437,082	30,031	0.6	5,167,949	5,020,778	3,839,777	1,627,336	42.4
Commercial and industrial (6)	5,512,416	5,325,682	186,734	3.5	5,135,067	5,016,437	4,195,096	1,317,320	31.4
Total commercial loans and leases	14,804,720	14,574,633	230,087	1.6	14,073,297	13,784,323	11,377,652	3,427,068	30.1

Residential mortgage loans	4,124,538	3,971,067	153,471	3.9	3,056,352	3,024,970	1,346,467	2,778,071	206.3

Consumer loans:
Home equity	2,410,617	2,421,186	(10,569)	(0.4)	2,292,275	2,320,233	2,158,948	251,669	11.7
Other	735,908	739,204	(3,296)	(0.4)	656,257	665,559	672,949	62,959	9.4
Total consumer loans	3,146,525	3,160,390	(13,865)	(0.4)	2,948,532	2,985,792	2,831,897	314,628	11.1
Total loans and leases	$22,075,783	$21,706,090	369,693	1.7	$20,078,181	$19,795,085	$15,556,016	6,519,767	41.9

Allowance for loan and lease losses (2)	$(136,576)	$(144,527)	7,951	(5.5)	$(140,891)	$(136,628)	$(146,225)	9,649	(6.6)
Loans and leases, net	21,939,207	21,561,563	377,644	1.8	19,937,290	19,658,457	15,409,791	6,529,416	42.4

Reserve for unfunded commitments	(14,433)	(13,432)	(1,001)	7.5	(13,208)	(21,032)	(10,462)	(3,971)	38.0
Allowance for credit losses	(151,009)	(157,959)	6,950	(4.4)	(154,099)	(157,660)	(156,687)	5,678	(3.6)

ASSET QUALITY DATA
Non-accrual loans (3)	$131,155	$153,975	(22,820)	(14.8)	$145,388	$145,491	$177,942	(46,787)	(26.3)
Other real estate owned and foreclosed assets	22,267	27,117	(4,850)	(17.9)	26,533	28,338	19,718	2,549	12.9
Accruing loans more than 90 days past due (3)	9,314	8,288	1,026	12.4	6,900	2,190	802	8,512	1,061.3
Total non-performing assets (3)(4)	$162,736	$189,380	(26,644)	(14.1)	$178,821	$176,019	$198,462	(35,726)	(18.0)

Loans 30-89 days past due (3)	$43,159	$78,293	(35,134)	(44.9)	$61,717	$58,327	$50,871	(7,712)	(15.2)

Non-performing assets to total assets (3)(4)	0.54%	0.64%			0.64%	0.63%	0.91%
Non-performing assets to total loans and OREO (3)(4)	0.74	0.87			0.89	0.89	1.27
ALLL to non-performing loans (3)(5)	97.2	89.1			92.5	92.5	81.8
ALLL to non-performing assets (3)(4)	83.9	76.3			78.8	77.6	73.7

ALLL to total loans	0.62	0.67			0.70	0.69	0.94

Quarter-to-date charge-offs	$13,618	$9,116	4,502	49.4	$12,526	$30,460	$12,189	1,429	11.7
Quarter-to-date recoveries	(1,968)	(4,813)	2,845	(59.1)	(2,425)	(1,644)	(1,289)	(679)	52.7
Quarter-to-date net charge-offs	$11,650	$4,303	7,347	170.7	$10,101	$28,816	$10,900	750	6.9

Net charge-offs to average loans (annualized)	0.21%	0.09%			0.20%	0.62%	0.29%

(1) Real estate- owner-occupied is defined as loans with a "1E1" Call Report Code (loans secured by owner-occupied non-farm non-residential properties).
(2) The allowance for loan and lease losses includes impairment reserves attributable to acquired impaired loans.
(3) For purposes of this table, past due and non-accrual loan amounts exclude acquired impaired loans, even if contractually past due or if the Company does not expect to receive payment in full, as the Company is currently accreting interest income over the expected life of the loans.

(4) Non-performing assets consist of non-accruing loans, accruing loans 90 days or more past due and other real estate owned, including repossessed assets.
(5) Non-performing loans consist of non-accruing loans and accruing loans 90 days or more past due.
(6) Includes equipment financing leases.

TABLE 6 - IBERIABANK CORPORATION
QUARTERLY AVERAGE BALANCES, NET INTEREST INCOME AND YIELDS/RATES
(Dollars in thousands)

	For the Three Months Ended
	6/30/2018			3/31/2018			Basis Point Change
ASSETS	Average Balance	Interest Income/Expense	Yield/Rate (TE)(1)	Average Balance	Interest Income/Expense	Yield/Rate (TE)(1)	Yield/Rate (TE)(1)
Earning assets:
Commercial loans and leases	$14,631,985	$178,830	4.92%	$14,087,635	$164,660	4.76%	16
Residential mortgage loans	4,041,259	47,215	4.67	3,151,775	34,494	4.38	29
Consumer loans	3,157,476	44,431	5.64	2,941,980	38,915	5.36	28
Total loans and leases	21,830,720	270,476	4.98	20,181,390	238,069	4.79	19
Mortgage loans held for sale	72,917	836	4.59	109,027	1,154	4.23	36
Investment securities (2)	4,958,769	29,325	2.42	4,843,448	28,094	2.38	4
Other earning assets	580,477	3,186	2.20	679,902	3,226	1.92	28
Total earning assets	27,442,883	303,823	4.46	25,813,767	270,543	4.26	20
Allowance for loan and lease losses	(145,565)			(144,295)
Non-earning assets	2,473,534			2,462,747
Total assets	$29,770,852			$28,132,219

LIABILITIES AND SHAREHOLDERS' EQUITY
Interest-bearing liabilities:
NOW accounts	$4,494,064	$8,620	0.77%	$4,363,557	$7,081	0.66%	11
Savings and money market accounts	9,146,302	18,434	0.81	8,664,085	14,579	0.68	13
Certificates of deposit	2,719,627	9,105	1.34	2,471,485	6,584	1.08	26
Total interest-bearing deposits (3)	16,359,993	36,159	0.89	15,499,127	28,244	0.74	15
Short-term borrowings	1,037,473	3,327	1.29	983,918	2,524	1.04	25
Long-term debt	1,381,625	8,224	2.39	1,377,323	6,886	2.03	36
Total interest-bearing liabilities	18,779,091	47,710	1.02	17,860,368	37,654	0.86	16
Non-interest-bearing deposits	6,795,878			6,278,507
Non-interest-bearing liabilities	281,820			275,869
Total liabilities	25,856,789			24,414,744
Total shareholders' equity	3,914,063			3,717,475
Total liabilities and shareholders' equity	$29,770,852			$28,132,219

Net interest income/Net interest spread		$256,113	3.44%		$232,889	3.40%	4
Taxable equivalent benefit		1,449	0.02		1,464	0.02	—
Net interest income (TE)/Net interest margin (TE) (1)		$257,562	3.76%		$234,353	3.67%	9

(1) Fully taxable equivalent (TE) calculations include the tax benefit associated with related income sources that are tax-exempt using a rate of 21% for 2018 and a rate of 35% for 2017.
(2) Balances exclude unrealized gain or loss on securities available for sale and the impact of trade date accounting.
(3) Total deposit costs for the three months ended June 30, 2018 and March 31, 2018 were 0.63% and 0.53%, respectively.

TABLE 6 Continued - IBERIABANK CORPORATION
QUARTERLY AVERAGE BALANCES, NET INTEREST INCOME AND YIELDS/RATES
(Dollars in thousands)

	For the Three Months Ended
	12/31/2017			9/30/2017			6/30/2017
ASSETS	Average Balance	Interest Income/Expense	Yield/Rate (TE)(1)	Average Balance	Interest Income/Expense	Yield/Rate (TE)(1)	Average Balance	Interest Income/Expense	Yield/Rate (TE)(1)
Earning assets:
Commercial loans and leases	$13,964,340	$163,974	4.70%	$12,951,243	$146,003	4.52%	$11,136,842	$127,301	4.64%
Residential mortgage loans	3,049,947	35,007	4.59	2,464,348	28,645	4.65	1,319,207	14,345	4.35
Consumer loans	2,927,213	38,836	5.26	2,925,563	42,240	5.73	2,827,958	37,620	5.34
Total loans and leases	19,941,500	237,817	4.77	18,341,154	216,888	4.73	15,284,007	179,266	4.74
Mortgage loans held for sale	126,216	1,251	3.96	132,309	1,209	3.66	145,274	1,248	3.44
Investment securities (2)	4,893,538	27,714	2.37	4,709,526	26,246	2.32	4,029,491	22,306	2.32
Other earning assets	725,042	2,921	1.60	789,223	2,629	1.32	650,083	1,755	1.08
Total earning assets	25,686,296	269,703	4.22	23,972,212	246,972	4.14	20,108,855	204,575	4.13
Allowance for loan and lease losses	(138,927)			(147,046)			(146,448)
Non-earning assets	2,487,694			2,271,755			1,881,130
Total assets	$28,035,063			$26,096,921			$21,843,537

LIABILITIES AND SHAREHOLDERS' EQUITY
Interest-bearing liabilities:
NOW accounts	$3,987,908	$5,404	0.54%	$3,203,657	$4,384	0.54%	$3,124,243	$3,507	0.45%
Savings and money market accounts	8,769,464	13,345	0.60	8,566,873	11,650	0.54	7,079,773	9,029	0.51
Certificates of deposit	2,444,403	6,115	0.99	2,413,727	5,766	0.95	1,964,234	4,576	0.93
Total interest-bearing deposits (3)	15,201,775	24,864	0.65	14,184,257	21,800	0.61	12,168,250	17,112	0.56
Short-term borrowings	1,223,868	2,901	0.94	1,619,242	4,152	1.02	352,410	227	0.26
Long-term debt	1,420,224	6,436	1.80	742,765	4,137	2.21	628,632	3,593	2.29
Total interest-bearing liabilities	17,845,867	34,201	0.76	16,546,264	30,089	0.72	13,149,292	20,932	0.64
Non-interest-bearing deposits	6,176,347			5,601,071			4,992,598
Non-interest-bearing liabilities	264,790			273,163			200,673
Total liabilities	24,287,004			22,420,498			18,342,563
Total shareholders' equity	3,748,059			3,676,423			3,500,974
Total liabilities and shareholders' equity	$28,035,063			$26,096,921			$21,843,537

Net interest income/Net interest spread		$235,502	3.46%		$216,883	3.42%		$183,643	3.49%
Taxable equivalent benefit		2,812	0.04		2,585	0.04		2,488	0.05
Net interest income (TE)/Net interest margin (TE) (1)		$238,314	3.69%		$219,468	3.64%		$186,131	3.71%

(1) Fully taxable equivalent (TE) calculations include the tax benefit associated with related income sources that are tax-exempt using a rate of 35% for 2017 and a rate of 21% for 2018.
(2) Balances exclude unrealized gain or loss on securities available for sale and the impact of trade date accounting.
(3) Total deposit costs for the three months ended December 31, 2017, September 30, 2017, and June 30, 2017 were 0.46%, 0.44% and 0.40%, respectively.

TABLE 7 - IBERIABANK CORPORATION
YEAR-TO-DATE AVERAGE BALANCES, NET INTEREST INCOME AND YIELDS/RATES
(Dollars in thousands)

	For the Six Months Ended
	6/30/2018			6/30/2017			Basis Point Change
ASSETS	Average Balance	Interest Income/Expense	Yield/Rate (TE)(1)	Average Balance	Interest Income/Expense	Yield/Rate (TE)(1)	Yield/Rate (TE)(1)
Earning assets:
Commercial loans and leases	$14,361,314	$343,490	4.84%	$11,027,883	$246,906	4.57%	27
Residential mortgage loans	3,598,974	81,709	4.54	1,296,266	27,193	4.20	34
Consumer loans	3,050,324	83,346	5.51	2,841,390	74,143	5.26	25
Total loans and leases	21,010,612	508,545	4.89	15,165,539	348,242	4.67	22
Mortgage loans held for sale	90,873	1,990	4.38	160,309	2,219	2.77	161
Investment securities (2)	4,901,427	57,419	2.40	3,886,106	42,234	2.28	12
Other earning assets	629,915	6,412	2.05	885,278	4,413	1.01	104
Total earning assets	26,632,827	574,366	4.36	20,097,232	397,108	4.03	33
Allowance for loan and lease losses	(144,934)			(145,890)
Non-earning assets	2,468,169			1,901,127
Total assets	$28,956,062			$21,852,469

LIABILITIES AND SHAREHOLDERS' EQUITY
Interest-bearing liabilities:
NOW accounts	$4,429,171	$15,701	0.71%	$3,181,347	$6,597	0.42%	29
Savings and money market accounts	8,906,526	33,013	0.75	7,145,295	17,358	0.49	26
Certificates of deposit	2,596,241	15,689	1.22	2,023,661	9,214	0.92	30
Total interest-bearing deposits (3)	15,931,938	64,403	0.82	12,350,303	33,169	0.54	28
Short-term borrowings	1,010,843	5,851	1.17	381,407	504	0.27	90
Long-term debt	1,379,487	15,110	2.21	623,591	6,974	2.26	(5)
Total interest-bearing liabilities	18,322,268	85,364	0.94	13,355,301	40,647	0.62	32
Non-interest-bearing deposits	6,538,622			4,984,815
Non-interest-bearing liabilities	278,861			211,274
Total liabilities	25,139,751			18,551,390
Total shareholders' equity	3,816,311			3,301,079
Total liabilities and shareholders' equity	$28,956,062			$21,852,469

Net interest income/Net interest spread		$489,002	3.42%		$356,461	3.41%	1
Tax-equivalent benefit		2,910	0.02		4,974	0.05	(3)
Net interest income (TE)/Net interest margin (TE) (1)		$491,912	3.72%		$361,435	3.62%	10

(1) Fully taxable equivalent (TE) calculations include the tax benefit associated with related income sources that are tax-exempt using a rate of 21% for 2018 and a rate of 35% for 2017.
(2) Balances exclude unrealized gain or loss on securities available for sale and the impact of trade date accounting.
(3) Total deposit costs for the six months ended June 30, 2018 and 2017 were 0.58% and 0.39%, respectively.

Table 8 - IBERIABANK CORPORATION
LEGACY AND ACQUIRED LOAN PORTFOLIO VOLUMES AND YIELDS
(Dollars in millions)

	For the Three Months Ended
	6/30/2018			3/31/2018			12/31/2017			9/30/2017			6/30/2017
AS REPORTED (US GAAP)	Income	Average Balance	Yield	Income	Average Balance	Yield	Income	Average Balance	Yield	Income	Average Balance	Yield	Income	Average Balance	Yield
Legacy loans, net	$179	$15,217	4.73%	$166	$14,556	4.61%	$157	$14,235	4.39%	$148	$13,638	4.29%	$140	$13,150	4.27%
Acquired loans	91	6,614	5.51	72	5,625	5.20	81	5,706	5.61	69	4,703	5.86	39	2,134	7.40
Total loans	$270	$21,831	4.97%	$238	$20,181	4.77%	$238	$19,941	4.74%	$217	$18,341	4.70%	$179	$15,284	4.70%

	6/30/2018			3/31/2018			12/31/2017			9/30/2017			6/30/2017
ADJUSTMENTS	Income	Average Balance	Yield	Income	Average Balance	Yield	Income	Average Balance	Yield	Income	Average Balance	Yield	Income	Average Balance	Yield
Legacy loans, net	$—	$—	0.00%	$—	$—	0.00%	$—	$—	0.00%	$—	$—	0.00%	$—	$—	0.00%
Acquired loans	(16)	142	(1.12)	(15)	142	(1.16)	(21)	161	(1.60)	(20)	120	(1.76)	(12)	72	(2.46)
Total loans	$(16)	$142	(0.34)%	$(15)	$142	(0.32)%	$(21)	$161	(0.46)%	$(20)	$120	(0.45)%	$(12)	$72	(0.34)%

	6/30/2018			3/31/2018			12/31/2017			9/30/2017			6/30/2017
AS ADJUSTED (CASH YIELD, NON-GAAP)	Income	Average Balance	Yield	Income	Average Balance	Yield	Income	Average Balance	Yield	Income	Average Balance	Yield	Income	Average Balance	Yield
Legacy loans, net	$179	$15,217	4.73%	$166	$14,556	4.61%	$157	$14,235	4.39%	$148	$13,638	4.29%	$140	$13,150	4.27%
Acquired loans	75	6,756	4.39	57	5,767	4.04	60	5,867	4.01	49	4,823	4.10	27	2,206	4.94
Total loans	$254	$21,973	4.63%	$223	$20,323	4.45%	$217	$20,102	4.28%	$197	$18,461	4.25%	$167	$15,356	4.36%

Table 9 - IBERIABANK CORPORATION
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(Dollars in thousands, except per share amounts)

	For the Three Months Ended
	6/30/2018			3/31/2018			12/31/2017
	Pre-tax	After-tax	Per share (2)	Pre-tax	After-tax	Per share (2)	Pre-tax	After-tax	Per share (2)
Net income	$105,581	$75,124	$1.32	$81,173	$63,621	$1.17	$91,386	$10,278	$0.19
Less: Preferred stock dividends	—	949	0.02	—	3,598	0.07	—	949	0.02
Income available to common shareholders (GAAP)	$105,581	$74,175	$1.30	$81,173	$60,023	$1.10	$91,386	$9,329	$0.17

Non-interest income adjustments (1)(3):
(Gain) loss on sale of investments and other non-interest income	(3)	(2)	—	59	44	—	(35)	(22)	—

Non-interest expense adjustments (1)(3):
Merger-related expense	14,333	11,012	0.20	16,227	12,517	0.23	11,373	8,487	0.16
Compensation-related expense	1,781	1,354	0.02	1,221	928	0.02	1,457	947	0.01
Impairment of long-lived assets, net of (gain) loss on sale	5,413	4,114	0.07	2,074	1,576	0.03	3,177	2,065	0.04
Litigation expense	—	—	—	—	—	—	—	1,228	0.02
Other non-core non-interest expense	(95)	(72)	—	(683)	(520)	(0.01)	467	358	0.01
Total non-interest expense adjustments	21,432	16,408	0.29	18,839	14,501	0.27	16,474	13,085	0.24
Income tax expense (benefit) - provisional impact of TCJA (4)	—	6,572	0.12	—	—	—	—	51,023	0.94
Income tax expense (benefit) - other	—	—	—	—	173	—	—	(1,237)	(0.02)
Core earnings (Non-GAAP)	127,010	97,153	1.71	100,071	74,741	1.37	107,825	72,178	1.33
Provision for loan losses (1)	7,595	5,772		7,986	6,069		14,393	9,355
Pre-provision earnings, as adjusted (Non-GAAP) (3)	$134,605	$102,925		$108,057	$80,810		$122,218	$81,533

	For the Three Months Ended
	9/30/2017			6/30/2017
	Pre-tax	After-tax	Per share (2)	Pre-tax	After-tax	Per share (2)
Net income	$48,450	$29,644	$0.56	$80,051	$52,018	$1.01
Less: Preferred stock dividends	—	3,598	0.07	—	949	0.02
Income available to common shareholders (GAAP)	$48,450	$26,046	$0.49	$80,051	$51,069	$0.99

Non-interest income adjustments (1)(3):
(Gain) loss on sale of investments and other non-interest income	242	157	—	(59)	(38)	—

Non-interest expense adjustments (1)(3):
Merger-related expense	28,478	19,255	0.36	1,066	789	0.02

Compensation-related expense	1,092	710	0.02	378	246	—
Impairment of long-lived assets, net of (gain) loss on sale	3,661	2,380	0.04	(1,306)	(849)	(0.02)
Litigation expense	5,692	4,696	0.09	6,000	5,481	0.11
Other non-core non-interest expense	377	245	—	—	—	—
Total non-interest expense adjustments	39,300	27,286	0.51	6,138	5,667	0.11
Core earnings (Non-GAAP)	87,992	53,489	1.00	86,130	56,698	1.10
Provision for loan losses (1)	18,514	12,034		12,050	7,833
Pre-provision earnings, as adjusted (Non-GAAP) (3)	$106,506	$65,523		$98,180	$64,531

(1) Excluding preferred stock dividends, merger-related expense, and litigation expense, after-tax amounts are calculated using a tax rate of 24% in 2018 and 35% in 2017, which approximates the marginal tax rate.

(2) Diluted per share amounts may not appear to foot due to rounding.
(3) Adjustments to GAAP results include certain significant activities or transactions that, in management's opinion, can distort period-to-period comparisons of the Company's performance. These adjustments include, but are not limited to, realized and unrealized gains or losses on former bank-owned real estate, realized gains or losses on the sale of investment securities, merger-related expenses, litigation charges and recoveries, debt prepayment penalties, and gains, losses, and impairment charges on long-lived assets.

(4) Estimated net impact of the Tax Cuts and Jobs Act ("TCJA") enacted on December 22, 2017 is subject to refinement in future periods as further information becomes available.

	For the Six Months Ended
	6/30/2018			6/30/2017
	Pre-tax	After-tax	Per share (2)	Pre-tax	After-tax	Per share (2)
Net income	$186,754	$138,745	$2.49	$153,043	$102,491	$2.08
Less: Preferred stock dividends	—	4,547	0.08	—	4,548	0.09
Income available to common shareholders (GAAP)	$186,754	$134,198	$2.41	$153,043	$97,943	$1.99

Non-interest income adjustments (1)(3):
(Gain) loss on sale of investments and other non-interest income	56	42	—	(59)	(38)	—

Non-interest expense adjustments (1)(3):
Merger-related expense	30,560	23,529	0.43	1,120	824	0.02
Compensation-related expense	3,002	2,282	0.04	476	309	0.01
Impairment of long-lived assets, net of (gain) loss on sale	7,487	5,690	0.10	123	80	—
Litigation expense	—	—	—	6,000	5,481	0.11
Other non-core non-interest expense	(778)	(592)	(0.01)	—	—	—
Total non-interest expense adjustments	40,271	30,909	0.56	7,719	6,694	0.14
Income tax expense (benefit) - provisional impact of TCJA (4)	—	6,572	0.12	—	—	—
Income tax expense (benefit) - other	—	173	—	—	—	—
Core earnings (Non-GAAP)	227,081	171,894	3.09	160,703	104,599	2.13
Provision for loan losses (1)	15,581	11,841		18,204	11,833
Pre-provision earnings, as adjusted (Non-GAAP) (3)	$242,662	$183,735		$178,907	$116,432

(1) Excluding preferred stock dividends, merger-related expense, and litigation expense, after-tax amounts are calculated using a tax rate of 24% in 2018 and 35% in 2017, which approximates the marginal tax rate.

(2) Diluted per share amounts may not appear to foot due to rounding.
(3) Adjustments to GAAP results include certain significant activities or transactions that, in management's opinion, can distort period-to-period comparisons of the Company's performance. These adjustments include, but are not limited to, realized and unrealized gains or losses on former bank-owned real estate, realized gains or losses on the sale of investment securities, merger-related expenses, litigation charges and recoveries, debt prepayment penalties, and gains, losses, and impairment charges on long-lived assets.

(4) Estimated net impact of the Tax Cuts and Jobs Act ("TCJA") enacted on December 22, 2017 is subject to refinement in future periods as further information becomes available.

Table 10 - IBERIABANK CORPORATION
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(Dollars in thousands)

	For the Three Months Ended
	6/30/2018	3/31/2018	12/31/2017	9/30/2017	6/30/2017
Net interest income (GAAP)	$256,113	$232,889	$235,502	$216,883	$183,643
Taxable equivalent benefit	1,449	1,464	2,812	2,585	2,488
Net interest income (TE) (Non-GAAP) (1)	257,562	234,353	238,314	219,468	186,131

Non-interest income (GAAP) (3)	53,940	44,566	52,342	50,843	53,838
Taxable equivalent benefit	336	341	683	680	668
Non-interest income (TE) (Non-GAAP) (1) (3)	54,276	44,907	53,025	51,523	54,506
Taxable equivalent revenues (Non-GAAP) (1) (3)	311,838	279,260	291,339	270,991	240,637
Securities (gains) losses and other non-interest income	(3)	59	(35)	242	(59)
Core taxable equivalent revenues (Non-GAAP) (1) (3)	$311,835	$279,319	$291,304	$271,233	$240,578

Total non-interest expense (GAAP) (3)	$196,877	$188,296	$182,065	$200,762	$145,380
Less: Intangible amortization expense	6,111	5,102	4,642	4,527	1,651
Tangible non-interest expense (Non-GAAP) (2) (3)	190,766	183,194	177,423	196,235	143,729
Less: Merger-related expense	14,333	16,227	11,373	28,478	1,066
Compensation-related expense	1,781	1,221	1,457	1,092	378
Impairment of long-lived assets, net of (gain) loss on sale	5,413	2,074	3,177	3,661	(1,306)
Litigation expense	—	—	—	5,692	6,000
Other non-core non-interest expense	(95)	(683)	467	377	—
Core tangible non-interest expense (Non-GAAP) (2) (3)	$169,334	$164,355	$160,949	$156,935	$137,591

Return on average assets (GAAP)	1.01%	0.92%	0.15%	0.45%	0.96%
Effect of non-core revenues and expenses	0.31	0.21	0.88	0.42	0.10
Core return on average assets (Non-GAAP)	1.32%	1.13%	1.03%	0.87%	1.06%

Efficiency ratio (GAAP) (3)	63.5%	67.9%	63.3%	75.0%	61.2%
Effect of tax benefit related to tax-exempt income (3)	(0.4)	(0.5)	(0.8)	(1.0)	(0.8)
Efficiency ratio (TE) (Non-GAAP) (1) (3)	63.1%	67.4%	62.5%	74.0%	60.4%
Effect of amortization of intangibles	(1.9)	(1.8)	(1.6)	(1.7)	(0.7)
Effect of non-core items	(6.9)	(6.8)	(5.6)	(14.4)	(2.5)
Core tangible efficiency ratio (TE) (Non-GAAP) (1) (2) (3)	54.3%	58.8%	55.3%	57.9%	57.2%

Return on average common equity (GAAP)	7.87%	6.79%	1.02%	2.92%	6.08%
Effect of non-core revenues and expenses	2.43	1.66	6.90	3.07	0.67
Core return on average common equity (Non-GAAP)	10.30%	8.45%	7.92%	5.99%	6.75%
Effect of intangibles (2)	6.40	5.38	4.81	2.96	2.11
Core return on average tangible common equity (Non-GAAP) (2)	16.70%	13.83%	12.73%	8.95%	8.86%

Total shareholders' equity (GAAP)	$3,913,409	$3,900,907	$3,696,791	$3,726,774	$3,503,242
Less: Goodwill and other intangibles	1,314,165	1,332,672	1,271,807	1,276,241	752,336
Preferred stock	132,097	132,097	132,097	132,097	132,097
Tangible common equity (Non-GAAP) (2)	$2,467,147	$2,436,138	$2,292,887	$2,318,436	$2,618,809

Total assets (GAAP)	$30,126,162	$29,472,637	$27,904,129	$27,976,635	$21,790,727
Less: Goodwill and other intangibles	1,314,165	1,332,672	1,271,807	1,276,241	752,336
Tangible assets (Non-GAAP) (2)	$28,811,997	$28,139,965	$26,632,322	$26,700,394	$21,038,391
Tangible common equity ratio (Non-GAAP) (2)	8.56%	8.66%	8.61%	8.68%	12.45%
(1) Fully taxable equivalent (TE) calculations include the tax benefit associated with related income sources that are tax-exempt using a rate of 21% for 2018 and a rate of 35% for 2017.
(2) Tangible calculations eliminate the effect of goodwill and acquisition-related intangibles and the corresponding amortization expense on a tax-effected basis where applicable.
(3) Certain prior period amounts have been reclassified to conform to the net presentation requirements of ASU No. 2014-09, Revenue from Contracts with Customers, which was adopted effective January 1, 2018. On average, the adoption resulted in a reduction of non-interest income and non-interest expense of approximately $2.3 million on a quarterly basis, and had no impact on net income.